Exhibit 99.1

  JoS. A. Bank Clothiers Announces 16.5% Increase in May 2006 Sales;
                   Comparable Store Sales Rise 7.1%;
Management Sets June 8, 2006 Conference Call to Discuss First Quarter Results

    HAMPSTEAD, Md.--(BUSINESS WIRE)--June 1, 2006--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market: "JOSB") announces that its total sales for the fiscal month ended May 27, 2006 (fiscal May 2006) increased 16.5% to $36.7 million versus $31.5 million in the comparable prior year period. Comparable store sales increased 7.1% as compared with fiscal May 2005, while combined catalog and Internet sales increased 3.1%.

    Total sales for the fiscal four months ended May 27, 2006 increased 17.3% to $150.3 million as compared with $128.1 million in the comparable prior year period. Comparable stores sales increased 5.3% in the fiscal four months ended May 27, 2006 as compared with the comparable prior year period, while combined catalog and Internet sales increased 19.3%.

    The Company also announces that a conference call to discuss fiscal 2006 first quarter earnings will be held June 8, 2006 at 11:00 a.m. Eastern Time (EDT). To participate in the call please dial (USA) 800-762-4519 or (International) 480-629-9025 at least five minutes before 11:00 a.m. EDT. A replay of the conference call will be available after 2:30 p.m. EDT on June 8, 2006 until June 15, 2006 at 11:59 p.m. EDT by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 830552.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 333 stores in 40 states and the District of Columbia, a nationwide catalog, and an e-commerce Web site that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

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    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, fashion trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates and projections. These risks should be carefully reviewed before making any investment decision.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             Investor Relations Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com